                                                                      EXHIBIT 99

                                                                     Yorba Linda
                                                                     -----------


                           ASSET PURCHASE AGREEMENT
                           ------------------------


      ASSET PURCHASE AGREEMENT, dated August 16, 1996 (the "Agreement"), by and among Jones Intercable, Inc., a Colorado corporation, having its principal offices at 9697 E. Mineral Avenue, Englewood, CO 80112 ("Jones"), Jones Growth Partners II L.P., a Colorado limited partnership, having its principal offices at 9697 E. Mineral Ave., Englewood, CO 80112 ("Seller"); and Century Communications Corp., a New Jersey corporation, having its principal offices at 50 Locust Avenue, New Canaan, Connecticut 06840 ("Buyer").


                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, Seller currently owns a cable television system serving subscribers in the communities of Yorba Linda and Anaheim, California and certain portions of unincorporated Orange County, California (the "System"), which is operated pursuant to the Franchises listed and described on Schedule 5.14(a) hereto; and

      WHEREAS, Seller desires to sell to Buyer, and Buyer, in reliance upon the representations and warranties of Seller, desires to purchase from Seller, all of Seller's right, title and interest in and to substantially all of the assets, property and business of Seller relating to the System and the operation of the System (the "CATV Business") on the terms and subject to the conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

      As used in this Agreement, the following terms, whether used in singular or plural forms, shall have the following meanings:

      "Affiliate" means as to any Person, any other Person that, directly or indirectly, alone or through others, controls, is controlled by or is under common control with such Person.

      "Assignment and Assumption Agreement" means the assignment and assumption agreement in the form attached hereto as Exhibit 2.3-B.

      "Assumed Contracts" means the Franchises set forth on Schedule 5.14(a) and the leases, agreements and contracts so designated on Schedules 5.7, 5.10 and 5.11(b).

      "Assumed Liabilities" shall have the meaning set forth in Section 3.2 herein.

      "Basic Service" shall have the meaning set forth in Section 5.16 herein and is listed and described in Schedule 5.16 hereto.

      "Basic Rate" shall have the meaning set forth in Section 5.16 herein and is listed and described in Schedule 5.16 hereto.

      "Basic Subscriber" means a bona fide residential or commercial cable television subscriber, i.e., first connections, but not a Bulk Subscriber, (1)
                       ----
to whom a System has rendered Basic Service for at least one calendar month as of the Closing Date, as reflected on the books of the System for such period;
(2) who has paid for at least one month of Basic Service at the full Basic Rate; and (3) who owes no part of any service charge then in effect that has been due for more than 60 days from the first day of the period to which the service charge relates as reflected on the books of the System (provided that a subscriber's account shall not be considered past due as a result of unpaid amounts not exceeding $10.00 in respect of (A) customary late charges imposed by the System and/or (B) bona fide disputed amounts).

      "Bill of Sale" means the bill of sale in the form attached hereto as
Exhibit 2.3-A.

      "Bulk Subscriber" means bulk commercial subscribers, such as apartment houses, motels, nursing homes or hospitals, which are bona fide cable television subscribers, i.e., first connections, (1) to whom a System has rendered Basic
             ----
Service for at least one calendar month as of the Closing Date, as reflected on the books of the System for such period; (2) who have paid for at least one month of Basic or Tier Service; and (3) who owe no part of any service charge then in effect that has been due for more than 60 days from the first day of the period to which the service charge relates as reflected on the books of the System. The term "Bulk Subscriber" is used in this Agreement only in the definition of Equivalent Basic Subscriber and, for purposes thereof, shall not include any bulk commercial subscribers in respect of which a written agreement between Seller and the owner thereof is in effect, which agreement requires the consent of such owner for the assignment thereof and which consent is not obtained prior to the Closing Date.

      "Cable Act of 1984" means the Cable Communications Policy Act of 1984, and the rules and regulations promulgated thereunder.

      "Cable Act of 1992" means the Cable Television Consumer Protection and Competition Act of 1992, and the rules and regulations promulgated thereunder.

      "CATV Business" shall have the meaning set forth in the second recital of this Agreement.

      "Closing" means the closing of the transactions contemplated by this Agreement.

      "Closing Date" shall have the meaning set forth in Article 4 hereof.

      "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Copyright Act" means Title 17 of the United States Code, as amended, and the rules and regulations promulgated thereunder.

      "Equivalent Basic Subscribers" means, with respect to the System, that number determined by adding (A) the number of Basic Subscribers of the System, and (B) with respect to Bulk Subscribers, the number which results from dividing
(x) the aggregate billings for the last full billing period prior to the Closing Date to Bulk Subscribers of the System for Basic Service and Tier Service, by
(y) $25.25.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, rules and regulations promulgated thereunder and published interpretations with respect thereto.

      "ERISA Affiliate" means any corporation, trade or business, whether or not incorporated, which is from time to time a member of a controlled group or a group under common control with Seller within the meaning of Section 4001(b)(1) of ERISA or Section 414(b) or Section 414(c) of the Code.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Excluded Assets" shall have the meaning set forth in Section 2.2 herein.

      "Excluded Liabilities" shall have the meaning set forth in Section 3.2 herein.

      "FAA" means the Federal Aviation Administration.

      "FCC" means the Federal Communications Commission.

      "Financial Statements" shall have the meaning set forth in Section 5.4 hereof.

      "Franchises" shall have the meaning set forth in Section 5.14(a) herein and are listed and described in Schedule 5.14(a) hereto.

      "Franchising Authority" shall have the meaning set forth in Section 5.14(a) herein.

      "GAAP" means generally accepted accounting principles, consistently applied.

      "General Partner" means Jones Spacelink Cable Corporation, a Colorado corporation and the sole general partner of Seller.

      "Governmental Consents" are referred to in Section 5.3(a) and are listed and described in Schedule 5.3(a) hereto.

      "Legal Proceedings" shall have the meaning set forth in Section 5.8 herein.

      "Lien" means all debts, liabilities, obligations, taxes, claims, liens, encumbrances or exceptions to or defects in title or other ownership interests (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, easements, rights-of-way, restrictive covenants, leases, and licenses) of any kind, character or description, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against in the balance sheets, books of account or records of Seller.

      "Non-Governmental Consents" are referred to in Section 5.3(b) and are listed and described in Schedule 5.3(b) hereto.

      "Operating Site" shall have the meaning set forth in Section 5.25 herein.

      "Pay or Premium Channels" shall have the meaning set forth in Section 5.16 herein and are listed and described on Schedule 5.16 hereto.

      "Pay Units" means the aggregate number of bona fide subscriptions to pay or premium television services, i.e., Home Box Office, Cinemax, Showtime, etc., in respect of which (1) the System has rendered such pay or premium television services for at least one calendar month as of the Closing Date, as reflected on the books of the System for such period; (2) the Seller has been paid for at least one month for such pay or premium television services at the full rate for such pay or premium television services; and (3) the subscriber owes no part of any service charge then in effect that has been due for more than 60 days from the first day of the period to which the service charge relates, as reflected on the books of the System (provided that a subscriber's account shall not be considered past due as a result of unpaid amounts not exceeding $10.00 in respect of (A) customary late charges imposed by the System and/or (B) bona fide disputed amounts).

      "Permitted Assignee" shall have the meaning set forth in Section 10.5 herein.

      "Permitted Liens" shall have the meaning set forth in Section 5.10 herein.

      "Person" means any person or entity, whether an individual, trustee, corporation, general or limited partnership, limited liability company, joint venture, trust, business association, unincorporated organization of any kind, firm, or governmental agency or authority.

      "Post Agreement Statements" shall have the meaning set forth in Section
5.4 herein.

      "Purchase Price" shall have the meaning set forth in Section 3.1 herein.

      "Purchased Assets" shall have the meaning set forth in Section 2.1 herein.

      "Required Consents" means the Governmental Consents and the Non-Governmental Consents.

      "SEC" means the Securities and Exchange Commission.

      "Substances" shall have the meaning set forth in Section 5.25 herein.

      "System" shall have the meaning set forth in the first recital of this Agreement.

      "Telecommunications Act of 1996" means the Telecommunications Act of 1996, and the rules and regulations promulgated thereunder.

      "Tier Rate" shall have the meaning set forth in Section 5.16 herein and is listed and described in Schedule 5.16 hereto.

      "Tier Service" shall have the meaning set forth in Section 5.16 herein and is listed and described in Schedule 5.16 hereto.

      "Tier Subscriber" means a bona fide cable television subscriber to the System who is a Basic Subscriber (1) who has subscribed to and to whom the System has rendered service of one of the Tier Services for at least one calendar month as of the Closing Date, as reflected on the books of the System for such period; (2) has paid in full for at least one month for the particular Tier Service at the full Tier Rate; and (3) owes no part of any service charge then in effect that has been due for more than 60 days from the first day to which the service charge relates, as reflected on the books of the System (provided that a subscriber's account shall not be considered past due as a result of unpaid amounts not exceeding $10.00 in respect of (A) customary late charges imposed by the System and/or (B) bona fide disputed amounts).

                                   ARTICLE 2
                                   ---------
                               PURCHASE AND SALE
                               -----------------

      2.1   Purchase and Sale of Assets.  Seller agrees to sell, assign,
            ---------------------------
transfer, convey, grant and deliver to Buyer, and Buyer agrees to purchase from Seller, (i) all of Seller's right, title and interest in and to the System and the CATV Business as an ongoing concern, and (ii) all right, title, interest and benefit, of whatever kind and nature, real, personal and mixed, tangible and intangible, whether or not reflected on Seller's books and records, known or unknown, accrued, absolute, contingent or otherwise, in and to the assets, properties and rights used or useful solely with respect to the System and the operation thereof and the CATV Business, wherever situated, all as the same exist on the Closing Date, as set forth in this Agreement (which shall include all such assets as they presently exist and are used in the normal operation of the System from the date hereof through the Closing Date)(the "Purchased Assets"), including, without limitation, (a) all subscriber records and other books and records relating to or applicable to the operation of the System, (b) all franchises, permits, filings with all governmental agencies, licenses, FCC radio station licenses and microwave relay agreements relating to the System,
(c) leases of real and personal property, easements, rights-of-way, pole attachment agreements, subscriber agreements including bulk subscriber agreements, retransmission agreements and the other agreements relating to the System and specifically assumed by Buyer hereunder and pursuant to the Assignment and Assumption Agreement; (d) all plant, improvements, headends, towers, antennas, cable and strand relating to the System; (e) all inventory and equipment associated with receiving and distributing signals at the headend site and all other antenna and down leads, all electronic equipment, towers, poles, head end amplifiers and associated equipment, line amplifiers, aerial and underground trunk and feeder line cable, housedrops, local origination equipment, test equipment, machinery, converter boxes and other personal property relating to the System; (f) the vehicles (and any replacements thereof) listed on Schedule 5.11(a); (g) all construction equipment relating to the System; (h) all drawings and blueprints of or relating to the System; and (i) all real property and real property interests relating to the System. The Purchased Assets shall be delivered on the Closing Date, free and clear of and expressly excluding all Liens (other than Permitted Liens and Liens for ad valorem taxes not yet due and
                                                -- -------
payable).

      2.2   Excluded Assets.  Anything in the foregoing to the contrary
            ---------------
notwithstanding, there shall be excluded from the Purchased Assets (i) copies of tax returns and other documents relating to the System which Seller is required by law to keep in its possession, copies of which will be promptly furnished by Seller to and at the reasonable request of the Buyer for a period of three years after the Closing Date; (ii) all books or records of Seller which pertain to the accounting and tax aspects of the Seller prior to the Closing Date, and which do not relate to the operation of the System; (iii) Seller's cash on hand as of the Closing Date and all other cash in any of Seller's bank deposits as well as certificates of deposit with various banking institutions; (iv) all documents relating to the legal existence and internal corporate matters of Seller; (v) all agreements other than the Assumed Contracts; (vi) all assets, properties and rights of Seller not related solely to the operation of the System; (vii) any and all insurance policies, construction and performance bonds, intercompany receivables with respect to any Affiliated Company, letters of credit or other similar items and any cash surrender value in regard thereto; (viii) all programming agreements except programming agreements that relate solely to the System, all of which are set forth on Schedule 5.7 hereto; any retransmission consent agreements relating to the broadcast signals carried by the System (the "Broadcast Contracts") to the extent such Broadcast Contracts also relate to broadcast signals that are carried by cable television systems other than the System; (ix) any claims, rights and interests in and to any refunds of federal, state or local franchise, income, property or other taxes or fees and all other claims relating to periods prior to the Closing Date, except to the extent such claims relate to the Assumed Liabilities; (x) the trademarks, trade names, service marks and all other information and similar intangible assets relating to Seller or the System, except that Seller shall grant to Buyer a royalty free license to use such names and marks for a period of ninety (90) days following the Closing; and (xi) the rights, assets and properties described on Schedule 2.2, if any (collectively, the "Excluded Assets").

      2.3   Instruments of Transfer. etc.  At the Closing, Seller will deliver
            ----------------------------
to Buyer (i) such deeds, bills of sale, endorsements, assignments, and other good and sufficient instruments of sale, transfer and conveyance as shall be effective to vest in Buyer all right, title, interest and benefit, including all of Seller's right, title, interest and benefit, in and to the Purchased Assets, including, without limiting the generality of the foregoing, the Bill of Sale in the form of Exhibit 2.3-A and the Assignment and Assumption Agreement in the form of Exhibit 2.3-B hereto, (ii) the Assumed Contracts and all other instruments, books, records (except the books and records described in Section 2.2(i), (ii) and (iv) hereof), and other data relating to the Purchased Assets and the business and operations of the System and (iii) all instruments, certificates and other documents as set forth in Section 8.1 hereof. Upon Closing, Buyer shall be entitled to have actual possession and control of the Purchased Assets and the System effective upon the close of business on the Closing Date.

                                   ARTICLE 3
                                   ---------
                     PURCHASE PRICE; PAYMENTS; ADJUSTMENTS
                     -------------------------------------

      3.1   Purchase Price.  Subject to the terms and conditions of this
            --------------
Agreement, Buyer shall pay to Seller for the Purchased Assets and the full performance by Seller of all of its obligations hereunder and Seller shall accept therefor, consideration in the sum of Thirty-Six Million ($36,000,000) Dollars (the "Purchase Price") payable as follows: Buyer shall deliver to Seller, in immediately available funds, by wire transfer (in accordance with written wire transfer instructions delivered to Buyer by Seller not less than three (3) business days prior to the Closing) against delivery of all instruments required to be delivered by Seller, the sum of Thirty-Six Million ($36,000,000) Dollars, subject to adjustment pursuant to Section 3.3.

      3.2   Liabilities.  On the Closing Date, Seller will assign, and Buyer
            -----------
will assume, solely the following liabilities arising out of the operation of the System: (i) all liabilities of Seller in respect of which a Purchase Price adjustment in Buyer's favor is made pursuant to the prorations and adjustments set forth in Section 3.3, (ii) all liabilities of Seller relating to the period following the Closing under the Assumed Contracts, and (iii) liabilities, obligations and commitments of Seller under contracts to provide service to customers of the System; provided however, that the assumption by Buyer of liabilities, obligations or commitments of Seller under clause (iii) shall not include the satisfaction by Buyer of any liabilities, obligations or commitments of Seller to the extent they relate to services, goods or other benefits received by Seller prior to the Closing, other than the liabilities of Seller in respect of which a Purchase Price adjustment in Buyer's favor is made pursuant to Section 3.3 hereof (collectively, the "Assumed Liabilities"). Except as set forth above, Buyer will not assume any liabilities or obligations of Seller (the "Excluded Liabilities").

      3.3   Proration and Adjustments to Purchase Price.
            -------------------------------------------

            (a) The Purchase Price shall be reduced by the greater of the Subscriber Adjustment Amount or the Revenue Adjustment Amount (if both are positive numbers). The Subscriber Adjustment Amount shall be an amount equal to $2,156 multiplied by the number, if any, of Equivalent Basic Subscribers of the System less than 16,700 as of the Closing Date. The Revenue Adjustment shall be an amount equal to 4.62 multiplied by the amount, if any, by which the System's Annualized Gross Revenues as of the Closing Date are less than $7,800,000 and shall be made in accordance with generally accepted accounting principles applied on a consistent basis. The System's Annualized Gross Revenues shall be an amount equal to the System's aggregate gross revenues for the three full calendar months prior to the Closing Date (the "Revenue Measurement Period") multiplied by four. If the aggregate number of Equivalent Basic Subscribers of the System is less than 16,700 as of the Closing Date but the System's Annualized Gross Revenues as of the Closing Date exceed $7,800,000, Seller shall be entitled to offset, dollar for dollar, the Subscriber Adjustment Amount by the amount of the revenue overage based on the same adjustment factors. For example, if the number of Equivalent Basic Subscribers of the System is 16,500 as of the Closing Date and the System's Annualized Gross Revenues as of the Closing Date are $7,850,000, Seller would be entitled to offset the Subscriber Adjustment Amount of $431,200 (200 x $2,156) by $231,000 (4.62 x $50,000).

            (b) Prorations shall be made to reflect the principle that all liabilities, expenses and income attributable to the System and the Purchased Assets for the period on and prior to the close of business on the Closing Date are for the account of Seller, and all liabilities, expenses and income attributable to the System and the Purchased Assets for the period subsequent to the close of business on the Closing Date are for the account of the Buyer, all as determined in accordance with GAAP. Items to be prorated shall include, but shall not be limited to, prepaid assets for which Buyer will receive a benefit following Closing, pole rents, franchise fees, taxes (other than income taxes or those based on income, and other than corporate or partnership franchise taxes), copyright royalty payments, fees and payments under cable service agreements, power and utility fees and deposits, rentals and other payments under leases and any payments or other incentives provided by programmers. Such items shall be prorated as of the close of business on the Closing Date, and the amount of such adjustment to which Buyer or Seller is entitled shall be deducted from or added to the amount payable to Seller pursuant to Section 3.1 hereof.

            (c) Additionally, the Purchase Price shall be (x) increased by an amount equal to 95% of Seller's subscriber accounts receivable relating to the System and (y) reduced by (i) an amount equal to the sum of all obligations and liabilities in respect to customers (including, without limitation, prepayments, credit balances, deposits, and unamortized deferred discounts) and (ii) any liabilities or other obligations of Seller relating to the System which have matured on or prior to the Closing Date including, without limitation, accrued taxes, accrued employee vacation pay, severance pay, sick pay, and other fringe benefits, which Buyer becomes obligated to pay or pays, after the Closing, same being deemed pro-rated l00% as the liability of Seller.

            (d) A complete and detailed list of all such prorations and adjustments shall be prepared by Seller. Buyer's representatives shall be permitted (but not obligated) to participate in the preparation of said list, with access to all books, records and other documents used in the preparation thereof. Said list shall be delivered to Buyer not later than five (5) days prior to the Closing, and subject to the provisions hereof relating to resolution of a dispute concerning items on such list, and the respective amounts, the party thereby obligated to pay shall pay the items on the Closing Date by way of the appropriate adjustment to the Purchase Price. Any amounts of such prorations and adjustments which cannot be determined on the Closing Date shall be estimated by Seller and Buyer based upon the best available information. Within 90 days following the Closing Date, such prorations and adjustments shall be adjusted by a cash payment by Buyer or Seller to the other, as the case may be, reflecting transactions prior to the Closing Date which were not included or which were estimated in the above proration and adjustment list. In the event there is any dispute between Seller and Buyer's representatives that cannot be resolved between them, such dispute shall be referred to an independent accounting firm initially acceptable to Seller and Buyer, whose decision shall be final, and whose fees and expenses shall be borne equally by Seller and Buyer. Upon resolution, appropriate payment shall be made in accordance with such resolution.

            (e) If at any time after the date of this Agreement, but prior to the Closing Date, Seller is ordered by any Franchising Authority, state or other regulatory authority or the FCC (x) to rollback (i) the rates charged by the System for services (including, without limitation, monthly service and equipment and installation charges) offered to subscribers; or (ii) any other amounts charged to subscribers (including, without limitation, late fees); and/or (y) to refund or rebate any charges for services rendered to subscribers or any other amounts charged to subscribers (including, without limitation, late fees) by the System (the aggregate amount of any such refund or rebate as applied to such subscribers is hereinafter referred to as the "Refund Amount"), then:

                   (i) the System's Annualized Gross Revenues shall be calculated pursuant to Section 3.3(a) as if such reduced rate(s) had been in effect during the entire Revenue Measurement Period; and

                   (ii) the Purchase Price shall be reduced by the Refund Amount except to the extent the Refund Amount has been paid prior to Closing.

      Without the prior written consent of Buyer, which shall not be unreasonably withheld, Seller shall not settle or compromise any such action, claim, suit or proceeding to the extent that such settlement or compromise would have an adverse effect on Buyer or the System after the Closing Date.

      3.4  Sales Taxes.  Seller shall have the sole obligation for the payment
           -----------
of any and all sales or other taxes due or which may become due in connection with the transfer of the Purchased Assets to Buyer. Buyer shall reimburse Seller for one-half of any such taxes paid.

      3.5  Allocation of Purchase Price for Tax Purposes.  Seller and Buyer
           ---------------------------------------------
agree to allocate the Purchase Price in accordance with the residual method described in the regulations promulgated under Section 338(b)(5) of the Code. Any valuation of non-publicly traded assets shall be determined by an independent third-party appraiser chosen by the Buyer and reasonably acceptable to Seller. The expense of any such appraisal shall be borne by the Buyer. Seller and Buyer further agree to comply with all filing, notice and reporting requirements described in Section 1060 of the Code.

                                   ARTICLE 4
                                   ---------
                                    CLOSING
                                    -------

      The Closing shall take place at 10:00 A.M. in the offices of Seller, or such other place as the parties may agree, within 10 business days after the date on which the parties have notified each other that the conditions set forth in Sections 8.1 and 8.2 have been complied with (each party agreeing to notify the other when such respective compliance has taken place) or such other date as the parties shall mutually agree (the "Closing Date"). Notwithstanding the foregoing, the parties agree to use their best efforts to close on (or as of) the last business day of a calendar month and as of the last calendar day of such month. In no event shall Closing take place later than June 30, 1997 (the "Outside Closing Date").

                                   ARTICLE 5
                                   ---------
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

      As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby (and which representations and warranties shall survive the Closing in accordance with the provisions of Section 9.1 hereof), Seller represents and warrants to Buyer, that:

      5.1   Organization; Qualification.
            ---------------------------

            (a) Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Colorado, and is duly qualified to do business and in good standing in the State of California. Seller has the requisite partnership power and authority to own, lease and operate the Purchased Assets and to carry on the CATV Business as now being conducted.

           (b) Jones is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is duly qualified to do business and in good standing in the State of California.

     5.2  Authority Relative to this Agreement.
          ------------------------------------

           (a) Seller has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Seller and no other partnership proceedings on the part of Seller are necessary to consummate the transactions so contemplated, except that this Agreement and the transactions contemplated hereby must be approved by the limited partners of Seller. This Agreement has been duly and validly executed and delivered by Seller and, assuming due and valid execution and delivery by Buyer, constitutes Seller's legal, valid and binding agreement, enforceable in accordance with its terms, except as such enforcement (a) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and (b) is subject to the availability of equitable remedies as determined in the discretion of the court before which a proceeding may be brought.

           (b) Jones has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Jones and no other corporate proceedings on the part of Jones are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Jones and, assuming due and valid execution and delivery by Buyer, constitutes Jones' legal, valid and binding agreement, enforceable in accordance with its terms, except as such enforcement (a) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and (b) is subject to the availability of equitable remedies as determined in the discretion of the court before which a proceeding may be brought.

     5.3  Consents and Approvals; No Violation.
          -------------------------------------

           (a) Except as set forth in Schedule 5.3(a) hereto (the "Governmental Consents"), there is no requirement applicable to Seller to make any filing with or to obtain any permit, authorization, consent or approval of, any governmental, regulatory or franchising authority as a condition to the lawful consummation by Seller of the sale of the System and the CATV Business, including without limitation, the Purchased Assets, to Buyer pursuant to this Agreement.

           (b) Except as set forth in Schedule 5.3(b) hereto (the "Non-Governmental Consents"), and except for the Governmental Consents referenced in
Schedule 5.3(a) hereto, neither the execution, delivery nor performance of this Agreement by Seller will (i) conflict with or result in any breach of any provision of the certificate or agreement of limited partnership of Seller, true, correct and complete copies of which have been delivered to Buyer; (ii) result in a violation of or a default (or give rise to any right of termination, cancellation or acceleration) under or require the consent of any third party under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreements relating to indebtedness, pole agreement, programming agreement, real property lease, contract, or other instrument or obligation to which Seller is a party or by which it or any of its properties or assets are bound, (iii) violate any order, writ, injunction or decree applicable to Seller or any of the properties, assets, or business of Seller, including without limitation, the System, or (iv) violate any law or regulation of any jurisdiction as such law or regulation relates to Seller or any of the properties, assets or business of Seller, including, without limitation, the System.

           (c) Except for any Governmental Consents and Non-Governmental Consents, neither the execution, delivery nor performance of this Agreement by Jones will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Jones; (ii) result in a violation of or a default (or give rise to any right of termination, cancellation or acceleration) under or require the consent of any third party under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreements relating to indebtedness, pole agreement, programming agreement, real property lease, contract, or other instrument or obligation to which Jones is a party or by which it or any of its properties or assets are bound, (iii) violate any order, writ, injunction or decree applicable to Jones or any of the properties, assets, or business of Jones, or (iv) violate any law or regulation of any jurisdiction as such law or regulation relates to Jones or any of the properties, assets or business of Jones.

     5.4   Financial Statements. Seller has delivered to Buyer the following:
           --------------------
(a) income statements and balance sheets for the System as of December 31, 1995, as at and for the twelve months then ended, which have been audited and reviewed by Arthur Andersen LLP (the "Audited Financial Statements"), and (b) income statements and balance sheets for the System as of May 31, 1996, each as at and for the five months then ended, prepared by the chief financial officer of Seller (the "Unaudited Financial Statements"). The Audited Financial Statements and the Unaudited Financial Statements are together referred to as the "Financial Statements". The Financial Statements are complete in all material respects and present fairly the results of operations and financial condition of Seller and the System for the periods and as of the dates reflected thereby, in accordance with GAAP, consistently applied with prior periods, with no material difference between such statements and the financial records maintained. Seller shall also deliver to Buyer (i) the financial statements (balance sheet and income statements) for each full calendar month subsequent to May 31, 1996 and prior to the Closing and (ii) a capital budget analysis of the System as at and for the periods covered by the Audited Financial Statements and the Unaudited Financial Statements and for each full calendar month subsequent to May 31, 1996 and prior to Closing (collectively, the "Post Agreement Statements") and the financial statements referenced in Section 7.9, and when delivered, such financial statements will be complete in all material respects and present fairly the results of operations and financial condition of the System for the periods and as of the dates reflected thereby, in accordance with GAAP, consistently applied with prior periods, with no material difference between such statements and the financial records maintained.

     5.5   Undisclosed Liabilities.
           -----------------------

           (a) All material liabilities and obligations of Seller relating to the System which were incurred on or prior to December 31, 1995 and which under GAAP were required to be reflected, accrued or reserved against in the Financial Statements or notes thereto, are in fact so reflected, accrued or reserved against therein. Except as set forth in Schedule 5.5 hereto, or otherwise disclosed in this Agreement or reflected in the Financial Statements, Seller does not have any liability or obligation relating to the System of any kind or nature, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due and whether or not required under GAAP to be reflected, accrued or reserved against in any of the Financial Statements or notes thereto), other than liabilities and obligations which were incurred after December 31, 1995 in the ordinary course of business and which are not material to the business or financial condition of the System. Since December 31, 1995, there has been no material adverse change in the business, results of operations or financial condition of the System. The Post Agreement Statements shall similarly reflect all liabilities and obligations of Seller relating to the System required by GAAP to be set forth therein as of the dates stated and as of the periods ending thereon.

           (b) Since December 31, 1995, Seller has operated the System in the ordinary course, consistent with past practice and with the budget for such period previously delivered to Buyer, and has not entered into any transaction, contract or commitment relating to the System other than in the ordinary course
of its business.   Without limiting the foregoing,  since December 31, 1995,
Seller has not, with respect to the System:

                 (1) sold, transferred, leased or otherwise disposed of any assets except for inventory and/or services sold in the ordinary course of business; canceled or compromised any debt or claim except in the ordinary course of business consistent with past practices; or waived, compromised or released any right except in the ordinary course of business consistent with past practices;

                 (2) suffered any damage, destruction or loss (whether or not covered by insurance) that has materially affected the assets of the System, or the CATV Business;

                 (3) had any actual or threatened employee strike, work stoppage, slowdown or lockout;

                 (4) failed to replenish Seller's inventories and supplies in a normal and customary manner consistent with prudent business practices prevailing in the cable television industry, nor made any purchase commitments in excess of the normal, ordinary and usual requirements of Seller's business;

                 (5) except as disclosed in the Schedules to this Agreement, suffered any change, event or condition which has materially and adversely affected the condition of the System (financial or otherwise), or the properties, assets, liabilities or business of the System;

                 (6) except as disclosed in the Schedules to this Agreement, incurred any obligation or liability, absolute, contingent or otherwise, whether due or to become due, except liabilities for trade or business obligations incurred in the ordinary course of the System's business;

                 (7) created or assumed any mortgage, pledge, lien or encumbrance upon any of the Purchased Assets that will survive the Closing;

                 (8) made any significant writedown of the value of any of the Purchased Assets; nor

                 (9) made any general uniform increase in the compensation of the employees of Seller or any increase in compensation payable to any consultant or agent of Seller, other than in the ordinary course of business consistent with past practices and other than to incent employees of the System to remain employees of the System through the Closing Date (provided that Buyer shall have no obligation to make or continue to make any incentives or similar payments after the Closing Date).

     5.6   Tax Returns and Payment of Taxes.
           --------------------------------

           (a) Seller has properly prepared and timely filed all tax returns and reports which it has been required to file with respect to the System, and all taxes, interest and penalties of any kind shown as due thereon or required to be paid with respect to any period covered by such returns, have been paid. As of December 31, 1995, Seller had set up an adequate reserve on its books for, or had fully paid and discharged, all taxes imposed on it with respect to the System, which are due and payable and/or had accrued to December 31, 1995, and Seller will continue to maintain adequate reserves for or pay and discharge all taxes imposed on it with respect to the System, which are due and payable and/or accruable through the Closing Date.

           (b) Proper and accurate amounts have been withheld by Seller from employees of the System for tax purposes in compliance with applicable laws and paid over to the appropriate authorities.

           (c) Except as set forth in Schedule 5.6, no claims are pending or, to the Seller's knowledge, threatened against Seller for taxes, interest or penalties, whether federal, state, local or foreign relating to the System or the CATV Business; no tax examination of Seller is being conducted by federal, state, local or foreign agents relating to the System or the CATV Business; and there have been no extensions of any statutes of limitations with respect to any federal, state, local or foreign tax relating to the System or the CATV Business.

     5.7   Certain Contracts and Arrangements.  All contracts, agreements and
           ----------------------------------
employment agreements (written or oral) to which Seller is a party and which relate solely to the System, other than those listed on Schedules 5.10, 5.11(b), 5.14(a) and 5.14(c) and other than (i) subscription agreements with individual residential subscribers that may be canceled by Seller without penalty on not more than 30 days notice, and (ii) other contracts and agreements not involving either aggregate liabilities under all such contracts exceeding $15,000 or any material non-monetary obligation, are listed in Schedule 5.7 hereto. Seller is in possession of all pole attachment agreements necessary to operate the System, and such pole attachment agreements are listed on Schedule 5.7, together with the current rate of pole attachment fees in effect thereunder (which Seller shall update prior to the Closing in the event such fees are
modified).   There is not, under any of the agreements listed in Schedule 5.7, any violation, existing default, event of default or other event which, with or without due notice or lapse of time or both, would constitute a material default or event of default. The contracts and agreements which are included in the Assumed Contracts are so designated on such Schedule.

     5.8   Litigation.  Except as set forth in Schedule 5.8 hereto, there are no
           ----------
legal, administrative, arbitration or other proceedings or governmental investigations pending or, to Seller's knowledge, threatened, which may affect the System or Seller's ability to consummate the transactions contemplated by this Agreement. Included in the foregoing is any judgment, order, injunction, decree or award (whether rendered by a court, administrative agency, or by arbitration pursuant to a grievance or other procedure) that may affect the System or Seller's ability to consummate the transactions contemplated by this Agreement and which is unsatisfied or requires continuing compliance therewith

(such suits, actions, etc., and judgments, orders, etc., are hereinafter referred to as "Legal Proceedings").

     5.9   Employee Benefit Plans; ERISA; Labor Relations.
           -----------------------------------------------

           (a) Except as set forth in Schedule 5.9(a) hereto, each of Seller and Jones has complied, with respect to the System, in all material respects, with all applicable laws relating to the employment of labor, including, without limitation, ERISA, and those relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and the payment and withholding of taxes, including income and social security taxes.

           (b) With respect to the System, neither Seller nor Jones (i) is a party to any contract, agreement or other commitment with any labor organization, or has agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the System's employees, nor to the Seller's or Jones' knowledge, has there been any effort by the employees of the System to seek recognition of any union as the collective bargaining agent, or (ii) has experienced any strikes, work stoppages, significant grievance proceedings or claims of unfair labor practices filed, or to the knowledge of Seller or Jones threatened to be filed against Seller or Jones.

           (c) Except as set forth in Schedule 5.9(c), neither Seller nor Jones maintains or sponsors, nor is either of them required to make any contribution to, any formal or informal pension, profit-sharing, thrift or other retirement plan, medical, hospitalization, vision, dental, life, disability or other insurance or benefit plan, deferred compensation, bonus, fringe benefit, savings or other incentive plan, severance plan or other similar plan, agreement, arrangement or understanding, whether or not such plan is or is intended to be subject to the provisions of ERISA or qualified under Section 40l(a) of the Code, including, without limitation, an "employee benefit plan" within the meaning of Section 3(3) of ERISA, or any "multi-employer plan" within the meaning of Section 3(37) of ERISA. Each employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained or sponsored by Seller or Jones, or to which Seller or Jones is required to contribute, and which is intended to be qualified under Section 401(a) of the Code, complies in all material respects, both as to form and operation, with the applicable provisions of the Code and all other applicable laws, rules and regulations. A favorable determination letter has been issued by the Internal Revenue Service with respect to each such plan.

           (d) None of Seller, Jones nor any ERISA Affiliate of either of them has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or any employee benefit plan on account of any failure to meet the contribution requirements of any such plan, minimum funding requirements or prohibited transactions under applicable laws, termination of a single employer plan, partial or complete withdrawal from a multi-employer plan, or the insolvency, reorganization or termination of any multi-employer plan, and no event has occurred or conditions exist which present a risk that any of such entities will incur any liabilities on account of the foregoing circumstances.

     5.10  Real Property.  Schedule 5.10 hereto contains a description of the
           -------------
real property owned by Seller and used in connection with the System (including all buildings, improvements or structures located thereon, and interests in real property such as easements, rights-of-way or similar authorizations which require further payment or are otherwise material). Except as set forth in
Schedule 5.10, Seller has good and marketable fee simple title to all of the real property owned by it and listed as such in Schedule 5.10, free and clear of all Liens, other than for (a) taxes not yet due and payable, (b) easements, rights-of-way, mineral rights reservations or other reservations and restrictions which are either set forth in the deeds to such real property or incurred in the ordinary course of business and which do not materially interfere with the ordinary use of the property, (c) zoning restrictions, prohibitions, and other requirements imposed by any governmental authority having jurisdiction over the property, and (d) public utility easements of record (collectively, the "Permitted Liens"). The real property is served by utilities and services necessary for the normal and intended use of the real property by Seller and none of the improvements encroaches upon the property of others. Schedule 5.10 sets forth all easements, highway, railroad and canal crossing permits and other rights of ingress and egress ("Permits") relating to the System. To the best of Seller's knowledge, Seller is not in violation or default of any Permit. Seller is not aware of any easement or other real property interest, other than those described on Schedule 5.10, that is required, or that has been asserted by a governmental unit or a third party to be required, to conduct the business or operations of the System as presently
conducted.   Except as set forth in Schedule 5.10, the buildings and other structures located on such real property are owned by Seller. The buildings and other structures located on such real property owned by Seller, and the operation thereof as now operated and maintained, comply in all material respects with all applicable laws, rules or regulations. To Seller's knowledge, said buildings and other structures are in good operating condition and repair, ordinary wear and tear excepted, given the age of such properties and the uses to which they are put. Except as set forth in Schedule 5.10, no condemnation of any such real property has occurred, is pending or, to the Seller's knowledge, threatened.

     5.11  Title to Personal Property and Leases.
           -------------------------------------

           (a) Schedule 5.11(a) lists all material items of tangible personal property and assets (including all vehicles and a general description of the physical plant, including head and trunk line and feeder cable, transmitting and receiving equipment and other electronic equipment) owned by Seller and included in the Purchased Assets. Except as set forth in Schedule 5.11(a), Seller has good and valid title to such properties owned by it, free and clear of all Liens, except ad valorem taxes not yet due and payable. Said tangible personal
              -- -------
properties are in good operating condition and repair, ordinary wear and tear excepted, given the age of such properties and the use to which they are put.

           (b) Schedule 5.11(b) contains a true and accurate description of all real and all personal property leased by Seller and included in the Purchased Assets setting forth (i) the names of the parties to the leases, (ii) the expiration date of the leases, and (iii) a description of the property leased. With respect to leases under which Seller is lessee, the property described in such leases is presently used by Seller as lessee under the terms of such leases, and such leases are in full force and effect. There is not, under any of the agreements listed in Schedule 5.11(b), any violation, existing default, event of default or other event which, with or without due notice or lapse of time or both, would constitute a material default or event of default. The leases which are included in the Assumed Contracts are so designated on such Schedule.

     5.12  [Intentionally Omitted].
            ---------------------

     5.13  Personnel Data.  Schedule 5.13 lists the names, current annual salary
           --------------
or hourly rates and brief description or title of each person employed by Jones in connection with the operation of the System. The Seller has no employees.

     5.14  Franchises and Licenses; Compliance with Legal Requirements.
           -----------------------------------------------------------

           (a) Schedule 5.14(a) lists (a) all of the franchises applicable to and pursuant to which Seller operates the System and that are required to be obtained in order to operate the System (the "Franchises") and, with respect to each Franchise, the relevant franchising authority (collectively, the "Franchising Authorities") and the remaining term or duration of such Franchise;
(b) all licenses, permits and authorizations (other than the Franchises) granted by any governmental unit or regulatory authority that are required to be obtained in order to operate the System (the "Licenses"), all of which are currently held by Seller; and (c) all fees required to be paid by Seller under the Franchises and the Licenses. Seller is in compliance in all material respects with the Franchises and the Licenses, and to Seller's knowledge is otherwise in compliance with the Franchises and Licenses, and such Franchises and Licenses are in full force and effect. Seller has not received any notice of any violation by Seller or the System of any law, rule, regulation, ordinance, order or judgment in effect.

           (b) The operation of the System as currently conducted does not violate or infringe any applicable law or regulation, including but not limited to the Cable Act of 1984, the Cable Act of 1992 or the Telecommunications Act of 1996, other than violation(s) or infringement(s) which, individually or in the aggregate, would not have a material adverse effect on the System, and to Seller's knowledge the operation of the System does not otherwise violate or infringe any such applicable law or regulation.

           (c) Seller is permitted under the Franchises and FCC rules, regulations and orders and any other applicable law, rule or regulation to distribute the transmissions (whether television, satellite, radio or otherwise) of video programming or other information that the Seller makes available to subscribers of the System and to utilize all carrier frequencies generated by the operations of the System, and is licensed to operate all the facilities required by law to be licensed, including without limitation any business radio and any cable television relay service system being operated as part of the System. Other than requests for network nonduplication and syndex protection and as described on Schedule 5.14, no written requests have been received by Seller during the three years preceding the date of this Agreement from the FCC, the United States Copyright Office or any other Person challenging or questioning the right of Seller's operation of the System and of any FCC-licensed or registered facility used in conjunction with Seller's operation of the System.

           (d) Seller has conducted all system and microwave performance tests and all Cumulative Leakage Index ("CLI") related tests applicable to the System. Seller has (i) maintained appropriate log books and other record keeping which accurately and completely reflect in all material respects all results required to be shown thereon; (ii) to the extent required by the rules and regulations of the FCC, corrected any radiation leakage of the System required to be corrected in connection with Seller's monitoring obligations under the rules and regulations of the FCC or otherwise; and (iii) otherwise complied in all material respects with all applicable CLI rules and regulations in connection with the operation of the System.

           (e) Seller has delivered or will deliver promptly after the date hereof to Buyer complete and correct copies of all reports and filings for the past three years made or filed pursuant to the 1984 Cable Act, the 1992 Cable Act or FCC rules or regulations with respect to the System, including, without limitation, FCC Forms 320, 328, 329, 393, 395A, 1200, 1205, 1210, 1215, 1220,
1225, 1230 and 1240, including but not limited to copies of any complaints filed with the FCC with respect to Seller's rates charged to such subscribers (to the extent available to Seller), any other documentation supporting an exemption from rate regulation and copies of any responses or requests for supplemental information received from the FCC or any Franchising Authority. A request for renewal has been timely filed under Section 626(a) of the 1984 Cable Act with the proper governmental unit with respect to each Franchise of the System expiring within 36 months of the date of this Agreement and true and correct copies of such requests have been delivered to Buyer.

           (f) The System is being operated in compliance with the rules and regulations of the FAA. Without limiting the generality of the foregoing, the existing towers of the System are obstruction marked and lighted in accordance with the rules and regulations of the FAA and FCC or are exempt from such requirements. All required authorizations, including, but not limited to, Hazard to Air Navigation determinations, for such towers have been issued by and pursuant to the rules and regulations of the FAA.

     5.15  System and Signal Carriage.
           --------------------------

           (a) The System provides cable television service for the cities and surrounding communities as set forth on Schedule 5.14(a). Except as described in Schedule 5.15(a), (i) no person or entity has engaged or is presently engaging in, or to the knowledge of Seller, threatened to engage in, any overbuild of any of the System, (ii) to the knowledge of Seller, after independent inquiry having been made, there has not been any grant by any governmental authority of a franchise or license to any person or entity to operate or maintain a cable television system, or what is known as and by an MMDS System in any of the geographic areas covered by the Franchises, (iii) to the knowledge of Seller no governmental authority is considering or contemplating any such grant, (iv) to the knowledge of Seller, after independent inquiry having been made, no application by any person or entity has been made to any governmental authority to operate or maintain a cable television service in any of the geographic areas covered by the Franchises and
(v) to the knowledge of Seller no application by any person or entity has been made to any governmental authority to operate or maintain an MMDS System in any of the geographic areas covered by the Franchises.

           (b) The channel capacity of the System and the signals carried and delivered by the System and their respective positioning, are listed in Schedule 5.15(b). Seller has the legal right and authority, including, without limitation all necessary authorizations and licenses from the FCC, to carry and to continue to carry and use in the conduct of the business of the System all signals now being carried by the System. Except as disclosed in Schedule 5.15(b), no written notices or demands have been received by Seller from the FCC, any television station, or any other person, company, station, governmental agency or unit claiming to have a claim or objection challenging the right of Seller to carry or deliver any signal now carried or delivered by Seller. As of the date hereof, no administrative or judicial proceeding involving the right to carry and deliver such signals has been commenced and, to the knowledge of Seller, no such proceeding has been threatened, except for proceedings affecting the cable television industry generally.

           (c) Except as set forth in Schedule 5.15(c), all of the broadcast signals carried by the System are carried pursuant to the must-carry provisions of Section 614 of the Cable Act of 1992 and the regulations promulgated thereunder and no broadcasting station has requested its consent to the re-transmission of its signal by the System in accordance with Section 325 of the Communications

Act of 1934, as amended, and the regulations promulgated thereunder. Schedule 5.15(c) shall describe the parties to the retransmission consent agreements, if any. All of the broadcast television signals entitled to be carried pursuant to said must-carry provisions are in fact carried by the System. All such signals are positioned as required by applicable law and regulation.

     5.16  Additional Information Regarding the System.
           -------------------------------------------

           (a) As of the date hereof, the System consists of approximately 275 linear miles of plant and there are no fewer than 23,100 single family houses and residential dwelling units (each of which can be serviced by the System by using no more than 150 feet of drop cable) passed by the System. To the extent any provisions of the Franchises require the extension or building of additional cable plant, Seller is in compliance in all material respects with such provisions and will continue to be in compliance in all material respects through the Closing Date.

           (b) Schedule 5.16(b) sets forth, with respect to the System, as of the date hereof, a description of the basic cable service ("Basic Service") and all tiers of Cable Programming Service, as defined in the Cable Act of 1992 (each a "Tier Service"), all a la carte services and all video programming offered by the System on a per channel basis ("Pay or Premium Channels"), the regular basic monthly subscription rate for Basic Service to a single household subscriber (the "Basic Rate") the regular monthly subscription rate for each of the Tier Services (the "Tier Rates", or individually, a "Tier Rate"), and a list of the regular monthly subscription rates for each Pay or Premium Channel, and the installation rates and charges for equipment and services other than those specified in this subsection.

           (c) As of May 31, 1996, the number of Equivalent Basic Subscribers is approximately 16,849.

           (d) As of May 31, 1996, the number of Tier Subscribers is approximately: 15,686 The aggregate of the number of subscribers to the Tier Services constitutes the Tier Units. No Cable Programming Service which was offered as part of a tier of programming services on October 5, 1992 is currently being offered other than as part of Basic Service or a Tier Service.

           (e) As of May 31, 1996, the number of Pay Units is approximately 10,114. No Pay Unit was heretofore offered as part of a tier of cable programming.

           (f) The rates presently being charged for Basic Service and for each of the Tier Services set forth in Schedule 5.16(b), to the best of Seller's knowledge (after review and consideration of all applicable FCC rules and regulations, reasonable inquiry and due care in calculating such rates and diligent review and good faith consideration of any notices received from any Franchising Authority, state or other regulatory authority or the FCC), are in compliance with and do not exceed rates for such services permitted by the Cable Act of 1992 and the Report and Order and Further Notice of Proposed Rulemaking adopted by the FCC on April 1, 1993 and released on May 3, 1993, and by subsequent reports and orders and/or notices of further rulemaking of the FCC adopted after April 1, 1993. Except as set forth in Schedule 5.16, Seller has not received any notice that it has any obligation or liability to rollback the rates charged by the System for any services offered to subscribers or refund any portion of the revenue received by it from the subscribers of the System.

           (g) The rates charged subscribers for equipment, installation and other services other than for Basic Service, Tier Service or for any Pay Service set forth in Schedule 5.16(b), to the best of Seller's knowledge (after review and consideration of all applicable FCC rules and regulations, reasonable inquiry and due care in calculating such rates and diligent review and good faith consideration of any notices received from any Franchising Authority, state or other regulatory authority or the FCC), are not in excess of that permitted by the Cable Act of 1992 and all applicable rules and regulations of the FCC. Except as set forth in Schedule 5.16, Seller has not received any notice that it has any obligation or liability to rollback the rates charged by the System for any services offered to subscribers or refund any portion of the revenue received by it from the subscribers of the System.

     5.17  Copyright Filings.
           -----------------

           (a) Except as set forth in Schedule 5.17, Seller has recorded or deposited with and paid to the United States Copyright Office all notices, statements of account, royalty fees, supplemental royalties and other documents, instruments and sums required under the Copyright Act with respect to the System for all periods prior to the Closing Date including, without limitation, all copyright fees which may be required in respect of events occurring or for periods of time prior to the

Closing Date in accordance with the decision in Cablevision vs. M.P.A.A., and
                                                ------------------------
Seller is otherwise in compliance in all material respects with the Copyright Act and all applicable rules and regulations of the Copyright Office. True and correct copies of filings with the United States Copyright Office for periods from January 1, 1993 to the date hereof have been delivered to Buyer.

           (b) The System complies in all material respects with the Copyright Act. In connection with the System, the Seller is entitled to hold and does now hold the compulsory copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, cancelled, encumbered or materially adversely affected in any manner.

           (c) The carriage, transmission or use of the signals of the System has not subjected and does not subject the System or the Seller to any FCC or other sanctions or any suits or actions, including, without limitation, suits or actions for copyright infringement, except those that may be applicable to the cable television industry generally.

     5.18  Franchise Fees Certifications. Seller has paid all required franchise
           -----------------------------
fees relating to the System. The current franchise fees are as set forth in the Franchises. Schedule 5.18 lists each of the Franchising Authorities which have filed the requisite certification with the FCC under Section 623 (a)(3) of the Cable Act of 1992 enabling it to regulate the rates for Basic Service and Seller has no knowledge that any other of the Franchising Authorities intend to commence such a proceeding or so file.

     5.19  Pole Attachment Fees.  Seller has paid all required pole attachment
           --------------------
fees relating to the System. The current rates for such fees are as set forth in Schedule 5.19 hereto.

     5.20  Intangible Property.  Seller possesses or has the right to use all
           -------------------
intangible property necessary for use in the operation and conduct of the CATV Business as presently conducted without any known conflict with the rights of others. All licenses to use the intangible property of others are in full force and effect and there is no default thereunder.

     5.21  Insurance.  Schedule 5.21 is a true and complete list of all
           ---------
performance bonds and letters of credit in force with respect to the System. Seller has outstanding and in full force and effect on the date hereof, such insurance as is customary and prudent for companies engaged in similar businesses or required by any franchise, license, permit, contract, lease or other arrangement or any applicable law or regulation. Schedule 5.21 sets forth an accurate and complete list of all unresolved claims made against Seller and relating to the System, or claims that Seller has reason to believe may be made against it, with respect to matters believed by Seller to be insured against or covered by any insurance or benefit policy or plan.

     5.22  Finders' and Brokers' Fees.  Seller has engaged The Jones Group, Ltd.
           --------------------------
(the "Group") as its sole broker in connection with the transactions contemplated by this Agreement. Seller acknowledges that it shall be solely responsible for and shall hold Buyer harmless from and against the fees of the Group and any other claim for finder's or brokerage commissions or fees incident to or in connection with this transaction from any party claiming to have been retained or promised payment by Seller or anyone on behalf of Seller.

     5.23  Free Services and Discounts.  Set forth on Schedule 5.24 is a list of
           ---------------------------
all free services and discounts provided by Seller in relation to the System and the persons to whom such services or discounts are provided. If such free service or discount is given pursuant to a written or oral agreement, specific reference to such agreement is set forth on such Schedule 5.24 and such agreement or a description thereof shall have been delivered to Buyer.

     5.24  Environmental Matters.
           ---------------------

              (a) For purposes of this Section 5.24, "Substances" are defined as any pollutants; contaminants; and/or toxic or hazardous wastes, substances, products, and chemicals of any kind (including, without limitation, polychlorinated biphenyls (PCBs), petroleum and petroleum products, natural gas, liquified natural, petroleum, and synthetic gas, asbestos, flammables, explosives, radioactive materials and radon) which are regulated or defined by any Environmental Law, as hereinafter defined. An "Operating Site" is defined as any real property, location or facility owned, operated, or leased at any time by Seller or any predecessor or other Person on behalf of Seller in connection with the operation of any of the Systems or the CATV Business. To the best of Seller's knowledge after inquiry of Seller's employees responsible for Environmental Law and Environmental Permit matters associated with the Seller, the Operating Sites, the Systems and the CATV Business, except as set forth in Schedule 5.24(a):(i) there is and has been no treatment, storage, disposal, handling, or release by Seller or any other Person of any Substances at, on, under, or from any Operating Site except in compliance with Environmental Laws; (ii) there is and has been no presence of Substances at, on or under any Operating Site regardless of how the Substance or Substances came to rest there except in compliance with Environmental Laws; (iii) no aboveground or underground tanks, PCBs, urea formaldehyde, paint containing lead or mercury, or asbestos-containing materials are or have been located at, on or under any Operating Site which is a Purchased Asset; (iv) Seller has no notice of any formal or informal action, demand, claim, notice, investigation, proceeding or assertion by any governmental or regulatory agency or other Person (collectively, "Claims") that Seller or a predecessor business, operator, landowner or occupant may have any liability under any Environmental Laws or may be a potentially responsible party in connection with the handling, treatment, storage, release or disposal of any Substance at an Operating Site, or in connection with the operation of the Systems or the CATV Business (or any predecessor business thereof), and there are no pending or threatened Claims related to any Operating Site, the operation of the Systems or the CATV Business (or predecessor business thereof), nor any reasonable basis for any Claims against Seller or any predecessor owner of an Operating Site under any Environmental Law arising from or related to any Operating Site, the operation of the Systems or the CATV Business or predecessor business, (v) neither Seller (or any predecessor to Seller) nor any Person acting on behalf of Seller (or any predecessor to Seller) has released any other Person from any claims Seller or any predecessor of Seller might have, or have had, for any matter relating to the presence, handling, treatment, storage, disposal, or release of Substances on any Operating Site or in connection with the Systems or the CATV Business;
(vi) no claim, lien or other encumbrance has been, or is, imposed on any of the Purchased Assets, or any Operating Site, under any Environmental Laws; and (vii) Seller has obtained all Environmental Permits, as hereinafter defined, and has made all reports and notifications required under any Environmental Laws and any Environmental Permits in connection with the Systems, the

CATV Business and every Operating Site, and is in compliance in all respects with all applicable Environmental Laws and Environmental Permits applying to the Systems, the CATV Business or the Operating Sites. For the purposes of this
Section 5.24, the following definitions shall have the following meanings: (i) "Environmental Law" shall mean any federal, state or local law, and any regulation, code, order and requirement entered, promulgated or approved thereunder, relating to the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Substances into the environment or any activity involving Substances; and (ii) "Environmental Permits" shall mean collectively permits, consents, licenses, approvals, registrations, certifications and authorizations required under Environmental Laws.

            (b) With respect to the Systems, Schedule 5.24(b) hereto contains a list of all Environmental Permits and filings by Seller with, notifications and reportings by Seller to, notices, requests for information, orders, directives or correspondence to Seller from, complaints received by or asserted by, orders issued by, agreements with, and reports to or by all governmental authorities administering Environmental Laws, within three years prior to the date hereof, including, without limitation, notice letters, inspection and investigation reports, notices of exceedance or violation or possible or probable exceedance or violation, notices of deficiency, audit reports, filings made, corrective or response actions ordered or taken, and citations received by Seller.

            (c) Schedule 5.24(c) contains a list of all external and internal audits, investigations, and assessments which Seller has notice of regarding actual or potential environmental conditions, obligations, liability and Environmental Law or Environmental Permit compliance regarding or in connection with the Seller, the Systems, and any Operating Site, including, but not limited to any documents or material related to all samples taken, including the results of analyses performed, at, on, under, or surrounding any Operating Site.

            (d) Seller has provided Buyer with copies of all documents, materials, information and reports listed in Schedules 5.24(b) and (c) in Seller's possession or control.


     5.25  Disclosure.  None of this Agreement, the Financial Statements, the
           ----------
Post Agreement Financial Statements or other financial statements referred to herein and reports of Seller referred to herein or in the Schedules hereto nor any other document, schedule, certificate or instrument delivered to Buyer by or on behalf of Seller in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or any statement which is misleading in any material respect, or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact (other than facts affecting the cable industry generally) known to Seller which is materially adverse to the System or the CATV Business, which has not been set forth or reflected in this Agreement, such financial statements, reports, the Schedules hereto or in the other documents, certificates and instruments referred to herein and delivered to Buyer by or on behalf of Seller in connection with the transactions contemplated by this Agreement.

     5.26  Marketing and Promotions.  Set forth on Schedule 5.26 is a complete
           ------------------------
and accurate description of (a) the marketing and promotional program(s) currently in effect for the System and (b) the marketing and promotional program(s) which Seller intends to implement with respect to the System during the period from the date of this Agreement to the Outside Closing Date.

     5.27  Purchased Assets.  The Purchased Assets shall be in the same
           ----------------
condition at the Closing as at the date they were examined by Buyer, normal wear and tear excepted. Risk of loss shall be upon Seller until the date of Closing. The Purchased Assets to be conveyed, transferred and delivered hereunder constitute all the assets (including but not limited to real property) of Seller relating to the System, except for the Excluded Assets, and, together with the Excluded Assets, constitute all of the assets necessary for, and used by Seller in, the operation of the System and the CATV Business, except for replacement of assets and additions to and subtractions of assets and substitutions therefor, all of which have occurred in the ordinary course of business. Since their acquisition by Seller, the System and the CATV Business have been operated in the ordinary course. Upon the sale, assignment, transfer and delivery of the Purchased Assets to Buyer hereunder, there will be vested in Buyer good and marketable title to the Purchased Assets, free and clear of all Liens, except Liens for ad valorem taxes not yet due and payable and Permitted Liens.
          -- -------

                                   ARTICLE 6
                                   ---------
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------


     Buyer represents and warrants to Seller, as an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby and which representations and warranties shall survive the Closing, that:

     6.1  Organization.  Buyer is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of New Jersey and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations contemplated hereby.

     6.2  Agreement.  This Agreement constitutes the valid and binding
          ---------
obligation of Buyer enforceable against Buyer in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws from time to time in effect which affect creditors' rights generally). The execution, delivery and performance of this Agreement and the instruments to be delivered hereunder by Buyer have been duly authorized by all necessary corporate action; and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the Articles of Incorporation or By-Laws of Buyer or (b) violate any judgment, order, injunction, decree or award against or binding upon Buyer.

     6.3  Litigation.  There are no judgments entered against Buyer and no
          ----------
litigation is pending or, to the best of Buyer's knowledge, has been threatened against Buyer which would prohibit Buyer from proceeding with the Closing of the within transactions or would impede the performance of any obligation of Buyer contemplated hereby.

     6.4  No Brokers.  All negotiations relating to this Agreement and the
          ----------
transactions contemplated hereby have been carried out without the intervention of any person acting on behalf of Buyer in such manner as to give rise to any valid claim for any commission or other fee against

Buyer. Buyer acknowledges that it shall be solely responsible for and shall hold Seller harmless from and against any claim for finder's or brokerage commissions or fees incident to or in connection with this transaction from any party claiming to have been retained or promised payment by Buyer or anyone on behalf of Buyer.


                                   ARTICLE 7
                                   ---------
                                   COVENANTS
                                   ---------


     7.1  Access.  Between the date hereof and the Closing Date, Seller shall
          ------
give Buyer's representatives, including without limitation, such advisors, accountants, and attorneys as may be designated by Buyer, full access, during normal business hours and upon reasonable notice, to all of the assets, properties, books, records, agreements, and commitments of Seller relating to the System, furnish Buyer's representatives during such period with all such information concerning the affairs of the System as Buyer may reasonably request; and cause its employees to cooperate with Buyer's representatives in connection with their investigation of the Seller's assets, properties, books, records, agreements, and commitments and other information concerning the System; provided, however, that Buyer will hold in strict confidence any documents or information concerning Seller so furnished, and, if the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and all such documents shall immediately thereafter be returned to Seller. No such investigation by the representatives of Buyer of the assets and other information concerning Seller's affairs shall affect the continuing validity or effect of the representations and warranties of Seller contained in the Agreement.

     7.2  Non-disclosure.  Except as required in connection with any
          --------------
governmental or administrative proceedings relating to the transfer of the Franchises, or except as otherwise required by law, both Seller and Buyer shall not make any public disclosure of the terms and conditions of this Agreement. The term "public disclosure" as used herein shall not mean any disclosure made to Seller's or Buyer's lenders, directors, officers, shareholders or partners and the financial and legal advisors of Buyer and Seller nor any disclosure made for the purposes of obtaining any Required Consent nor any disclosure required under the securities laws or by a governmental authority.

     7.3  Conduct of Business.  Between the date hereof and the Closing Date,
          -------------------
(i) Seller shall conduct the business and operations of the System in the ordinary course consistent with Seller's past practices and consistent in all material respects with Seller's budget for such period delivered to Buyer, and maintain all the Purchased Assets between the date hereof and the Closing Date in a manner consistent with the continued accuracy, in all material respects, of the representations and warranties of Seller contained in this Agreement from the date hereof through the Closing Date (except for those representations and warranties of Seller which are made as of a specific date); (ii) Seller shall conduct the business and operations of the System in such manner that there shall be no material degradation or deterioration in the quality of the System's television channels or signals being transmitted; (iii) Seller shall not sell, transfer, license, lease, assign or otherwise dispose of any of the Purchased Assets without the prior written consent of Buyer other than in the ordinary course of business in a manner consistent with the continued accuracy, in all material respects, of the representations and warranties of Seller set forth herein (except for those representations and warranties of Seller which are made as of a specific date); (iv) Seller shall conduct the business and operations of the System in such manner that there shall be no promotional activities, rebates, free or discounted services or payments made on behalf of or to any subscriber other than as set forth in Schedules 5.23 and 5.26 or as approved by Buyer; (v) Seller will use commercially reasonable efforts to renew all Assumed Contracts in the ordinary course on terms reasonably acceptable to Buyer; (vi) Seller will not, without the consent of Buyer which will not be unreasonably withheld or delayed, implement any rate change, retiering or repackaging of cable television programming offered by the System; and (vii) Seller will not, without the consent of Buyer, agree to carry any new television channel on the System unless required to do so under applicable law. Notwithstanding the foregoing, the limitation set forth in clause (vi) of this Section 7.3 shall not apply to the area served by the System's Anaheim Hills headend.

     7.4  Transfer of Franchises and FCC Licenses.
          ---------------------------------------

          (a) Promptly after the execution of this Agreement, Seller shall use commercially reasonable efforts, and the Buyer shall cooperate with and assist the Seller in all reasonable respects (including, without limitation, attendance at Town, City and/or County Council or similar meetings and hearings before local and state administrative bodies and filing and signing any and all applications, statements or documents required), to obtain all requisite consents, approvals and authorizations required to be received by or on the part of Seller and Buyer for the transfer of the Franchises including, without limitation, the Required Consents (or the issuance directly to Buyer of new Franchises and new permits and licenses containing the same terms as the existing Franchises). As used in this Agreement, the phrase "commercially reasonable efforts" shall not be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any; provided, however, that any action or payment required by a Franchising Authority in connection with any consent, approval or authorization required for the transfer of any Franchise, which action or payment relates to compliance with the terms of such Franchise, shall be taken or made, as the case may be, by Seller.

          (b) Seller agrees to keep Buyer informed of all meetings and hearings (including, without limitation, Town, City and/or County Council or similar meetings and hearings before local and state administrative bodies) related to obtaining any consent, approval or authorization required to be received by or on the part of Seller and Buyer for the transfer of any Franchise, and Seller acknowledges and agrees that Buyer shall have the right to participate in any such meetings or hearings. Seller further agrees to furnish Buyer with prior notice and copies of any filings or submissions related to the System made with local, state or federal regulatory authorities.

          (c) Without limiting any of the foregoing, promptly after the execution of this Agreement, Seller will cooperate with Buyer with respect to the signing and filing of any necessary applications with the FCC for approval by the FCC of the transfer of any transferable licenses used in connection with the operation of the System.

     7.5  Other Agreements.  Seller shall use commercially reasonable efforts
          ----------------
prior to the Closing Date to obtain assignments to Buyer of all Assumed Contracts and other agreements, including without limitation, the Required Consents (or the issuance of new such agreements directly with Buyer on terms at least as favorable to Buyer as the present terms of said agreements and leases as the same relate to Seller). Buyer shall have the right, with Seller's prior approval, not to be unreasonably withheld, to communicate directly with the contracting parties (other than Seller) to each of said agreements and leases, but the foregoing right of Buyer and the exercise thereof shall not diminish Seller's obligation under this Section 7.5.


     7.6  Capital Expenditures; Commitments.  Between the date hereof and the
          ---------------------------------
Closing Date, without the prior written consent of Buyer, Seller shall not make or enter into any agreement or other commitment relating to the System (i) other than in the ordinary course of its business, and in any event (ii) that extends beyond the Closing Date and provides an obligation on behalf of Seller in excess of $25,000 for any one agreement or a commitment of $100,000 for all such agreements and commitments in the aggregate.


     7.7  Employees; Retirement Plans.
          ---------------------------

          (a) Any employee benefit retirement plan for employees of any of the System, including, without limitation, any plan which is subject to Title IV or
Part 3 of Subtitle B of Title 1 of ERISA (whether pension, profit sharing, bonus, stock purchase or other plan) shall be the sole responsibility of Seller or Jones, as the case may be, without any liability of any kind to Buyer.

          (b) As of the point in time immediately preceding the Closing Date, Seller will cause Jones to terminate all of its employees who are employed solely in connection with the business or operations of the System and Seller will cause Jones to advise such employees that in the event such employees are hired by Buyer, Buyer shall have no responsibility for, and such employees shall not be entitled to receive from Buyer, any sick leave, bonus, severance, vacation time or other benefits which might have accrued or relate to any period prior to the Closing Date, such obligations being and remaining solely with Seller and Jones. At least 45 days prior to the Closing Date, Seller shall cause Jones to provide Buyer with an updated Schedule 5.13 listing the names, current annual salary or hourly rates and brief description or title of all employees who are employed solely in connection with the System. Buyer shall give Seller and Jones notice at least 30 days prior to the Closing Date of the names of any such employees to whom Buyer does not plan to offer employment as of the Closing Date; provided, however, that failure to timely give such notice shall not give rise to any obligation of Buyer to offer employment to any employee of the System and nothing set forth in this Section 7.7 shall be deemed to confer any rights on any third parties or create any third party beneficiaries hereof.


     7.8   Further Assurances.  Each of the parties hereto, subject to the
           ------------------
fulfillment at or before the Closing Date of each of the conditions to its performance set forth herein or the waiver thereof, shall perform such further acts and execute such documents as reasonably may be required to effectuate the transactions contemplated hereby. Each of the parties hereto shall use commercially reasonable efforts expeditiously to fulfill or to obtain the fulfillment of the conditions set forth in Article 8 hereof.


     7.9   Financial Statements.  Within 60 days after the Closing Date, Seller
           --------------------
shall deliver to Buyer unaudited financial statements (balance sheets and statements of earnings) for the System covering the period up to and including the Closing Date, certified as true and correct by the chief financial officer of Seller.

     7.10  Hart-Scott-Rodino.  Within 15 days after the date of this Agreement,
           -----------------
Seller and Buyer shall prepare and file proper premerger notification forms and affidavits in compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). If, following the filing of such forms, any governmental authority shall challenge the transaction contemplated hereby, or request additional filings or information, Seller and Buyer shall take all reasonable steps to attempt to ascertain the nature of the challenge and, unless otherwise agreed by the parties, to contest such challenge and to make or provide such filings or information as may be required to permit the transactions contemplated by this Agreement to be consummated.

     7.11  No Solicitation.
           ---------------

           (a) From the date hereof, neither the Seller, the General Partner, nor any of their Affiliates, nor any of their officers, directors, representatives or agents shall, directly or indirectly, encourage, solicit, initiate or, except as otherwise provided in this Section 7.11(a), participate in any way in discussions or negotiations with or provide any confidential information to, any corporation, partnership, person or other entity or group (other than Buyer or any Affiliate or associate of Buyer and their respective directors, officers, employees, representatives and agents) concerning any merger of or business combination with Seller, the sale of any substantial part of the assets of Seller (including, without limitation, the System or the Purchased Assets), the sale of the limited partnership interests of Seller or similar transactions involving Seller; provided, however, that nothing contained in this Section 7.11(a) shall prohibit the General Partner from responding to any unsolicited proposal or inquiry by advising the person making such proposal or inquiry of the terms of this Section 7.11(a). Seller shall immediately cease and cause to be terminated any existing activities, discussions or negotiations by Seller, the General Partner, any of their Affiliates or any of their officers, directors, employees, investment bankers, attorneys, advisors, representatives or other agents with any parties conducted heretofore of the type referred to in the first sentence of this Section 7.11(a). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 7.11(a) by any officer, director, employee, investment banker, attorney, advisor, representative or other agent of Seller, the General Partner, or any of their Affiliates shall be deemed to be a breach of this Section 7.11(a) by Seller. Notwithstanding the foregoing, nothing contained in this
Section 7.11(a) shall prevent the General Partner from furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide Acquisition Proposal with respect to
                               ---- ----
Seller, the System or the Purchased Assets, if and only to the extent that (1) the General Partner determines in good faith, based upon the written opinion of outside counsel to Seller that, failing to take such action would result in a breach of its fiduciary duties under applicable law; and (2) prior to furnishing non-public information to, or entering into discussions or negotiations with, such Person, Seller receives from such Person an executed confidentiality agreement with terms no less favorable to Seller than those contained in Seller's confidentiality agreement with Buyer. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, (i) a merger or other business combination involving Seller; or
(ii) the acquisition in any manner of any significant equity interest in, or a substantial portion of the assets of, Seller, in each case other than the transactions contemplated by this Agreement.

           (b) The General Partner shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer, the adoption, approval or recommendation by the General Partner of this Agreement; or (ii) approve or recommend, or propose to approve or recommend, any proposal relating to a possible transaction described in Section 7.11(a) by any Person other than Buyer, unless (1) the General Partner determines in good faith, based upon the written opinion of outside counsel to Seller, that failure to take such action would result in a breach of its fiduciary duties under applicable law and (2) such Acquisition Proposal is determined in good faith (based upon a written opinion of an investment banking firm of national reputation) by the General Partner to be more favorable to the limited partners of Seller than the transactions provided for in this Agreement.

           (c) Seller will promptly (and in no event later than 24 hours after receipt of the relevant Acquisition Proposal), notify (which notice shall be provided orally and in writing and shall identify the Person making the Acquisition Proposal and set forth the material terms thereof) Buyer after receipt by the General Partner of any Acquisition Proposal or any request for non-public information relating to Seller or the System, or for access to any properties, books or records of Seller or the System, by any Person that may be considering making, or has made, an Acquisition Proposal and will keep Buyer fully informed of the status and details of any such Acquisition Proposal. Seller shall give Buyer at least three days' advance notice of any information to be supplied to, and at least five days' advance notice of any agreement to be entered into with, any person making such Acquisition Proposal.

     7.12  SEC Filings.
           -----------

           (a) Seller shall prepare, and as soon as practicable after the date of this Agreement (taking into consideration the status of any review of the transaction contemplated hereby under the HSR Act) file with the SEC a proxy statement (the "Preliminary Proxy Statement") comprising preliminary proxy materials of Seller under the Exchange Act with respect to the transaction contemplated by this Agreement, and will thereafter use its best efforts to respond to any comments of the SEC with respect thereto and to cause a definitive Proxy Statement (including all supplements and amendments thereto, the "Proxy Statement") and proxy to be mailed to the Seller's limited partners as promptly as practicable.

           (b) Seller will notify Buyer promptly of the receipt of any comments from the SEC or its staff or any other government official and of any requests by the SEC or its staff or any other government official for amendments or supplements to the Preliminary Proxy Statement or the Proxy Statement, or for additional information, and will supply Buyer with copies of all correspondence between Seller or any of its representatives, and the SEC or its staff or any other government official with respect thereto. If at any time prior to the Closing Date any event shall occur that should be set forth in an amendment of, or a supplement to, the Preliminary Proxy Statement or the Proxy Statement, Seller agrees promptly to prepare and file such amendment or supplement and to distribute such amendment or supplement as required by applicable law, including, in the case of an amendment or supplement to the Proxy Statement, mailing such supplement or amendment to Seller's limited partners.

     7.13  Board Recommendations.  The Proxy Statement shall include the
           ---------------------
recommendation of the General Partner that the limited partners of Seller approve the transactions contemplated by this Agreement; provided, however, that the General Partner may modify or withdraw its recommendation if it determines in good faith, based upon the written opinion of outside counsel to Seller, that failure to take such action would result in a breach of its fiduciary duties under applicable law.

     7.14  No Right of Termination.  Seller and Buyer agree that nothing set
           -----------------------
forth in Section 7.11 or 7.13 hereof shall give Seller the right to terminate this Agreement.

     7.15  Ad Sales Accounts Receivable.  On the Closing Date, Seller will
           ----------------------------
assign to Buyer for purposes of collection only all of Seller's accounts receivable arising from the sale of advertising time on the System (the "Ad Sales Accounts Receivable"). Buyer will collect the Ad Sales Accounts Receivable as Seller's agent in the same manner and with the same diligence that Buyer uses to collect its own accounts receivable for a period of 90 days following the Closing Date (the "Collection

Period"). Within ten (10) business days after the Closing Date, Seller shall deliver to Buyer a complete and detailed statement of each Ad Sales Account Receivable (the "Receivable Statement"). On the tenth business day following the end of each monthly billing cycle during the Collection Period and on the tenth business day following the end of the Collection Period, Buyer will remit to Seller collections received on account of the Ad Sales Accounts Receivable during the preceding monthly billing cycle (net of commissions, if any, payable to employees of the System with respect to such Ad Sales Accounts Receivable, which shall be paid by Buyer from the amounts so collected) and will deliver to Seller a monthly accounting of Ad Sales Accounts Receivable collected and commissions paid. All amounts received by Buyer from any account debtor included among the Ad Sales Accounts Receivable shall be applied first to the Ad Sales Accounts Receivable. If, during the Collection Period, a dispute arises between Buyer and an account debtor with respect to an account included among the Ad Sales Accounts Receivable, Buyer may return that account to Seller for collection. Buyer shall not have any obligation to make any claim or institute litigation or other proceeding against any account debtor for the collection of any Ad Sales Accounts Receivable. At the conclusion of the Collection Period, any remaining Ad Sales Accounts Receivable shall be reassigned to Seller and thereafter Buyer shall have no further obligation with respect to the Ad Sales Accounts Receivable.

     7.16  Transitional Billing Services.  Seller shall provide to Buyer, upon
           -----------------------------
written request and at the cost of Buyer (which shall not exceed Seller's actual costs), subscriber billing services ("Transitional Billing Services") in connection with the System for a period of up to 90 days following Closing to allow for conversion of existing billing arrangements. Buyer shall notify Seller in writing at least 30 days prior to Closing as to whether it desires Seller to provide Transitional Billing Services. Each party shall cooperate with all reasonable requests by the other in connection with the first billing cycle following Closing and the transition of billing services to Buyer's billing provider.

     7.17  Buyer Environmental Review.
           --------------------------

           (a) For the purposes of this Section 7.17, "Environmental Costs" means the reasonably foreseeable costs to correct or amounts needed to reserve for potential liability with respect to the Environmental Conditions identified pursuant to this Section. "Environmental Condition" means (i) the lack of any Environmental Permits required for compliance with applicable Environmental Laws, (ii) non-compliance with any applicable Environmental Laws, (iii) any contamination of the environment (soil, sediments, air, surface water or groundwater) or building materials with any Substances for which the Seller is legally responsible under applicable Environmental Laws, (iv) the requirement to compensate any Person injured by such contamination to the extent required by applicable Environmental Law, and (v) any condition or circumstance indicating that any of the matters represented and warranted in Section 5.24 hereof are not true, accurate and correct or that it would no longer be possible for any such warranties or representations to be given. "Environmental Costs" includes the fees and expenses of professionals and consultants whose services are reasonably required in connection with the foregoing. "Environmental Law", "Environmental Permits" and "Substances" shall have the meanings set forth in Section 5.24(a).

          (b)  Buyer shall have the right within 90 days of the date hereof to
(i) conduct an assessment of the environmental, health and safety characteristics, risks, compliance status and liabilities associated with the Seller with respect to the Operating Sites (including surrounding areas), the Systems and the CATV Business (Phase I), which Phase I shall be in form, scope, substance, and depth reasonably satisfactory to Buyer, and be carried out by an environmental consultant satisfactory to Buyer, and (ii) conduct such additional assessment as Buyer deems reasonably necessary including, without limitation, through the collection and analysis of air, soil, water, and building materials samples (Phase II).

          (c) Buyer shall arrange for the Phase I work and any Phase II work. Promptly (within 5 business days) upon receipt of the written reports, Buyer shall deliver copies to Seller. All costs, expenses and fees for the Phase I work shall be shared equally between Buyer and Seller. All costs, expenses and fees for any Phase II work shall be paid entirely by Buyer.

          (d) The Seller shall cooperate with Buyer, the consultants and their respective authorized representatives so that the Phase I work and any Phase II work can be completed in an expeditious and efficient manner, by Seller providing, among other things, access at reasonable times and upon reasonable advance notice to sites, files, records, and employees.

          (e) Within ten business days following completion of the Phase I work and any Phase II work and receipt of the last of the reports, Buyer shall have the option of notifying Seller in writing of each Environmental Condition and the corresponding estimated Environmental Costs. Within ten business days of receiving such notice, Seller may dispute such Environmental Costs by notifying Buyer in writing of such dispute detailing each area of dispute and the basis for same. Should Seller in good faith dispute the Environmental Costs in Buyer's written notice, the parties shall urgently negotiate in good faith to resolve the dispute, including through the use of an independent mutually agreed upon environmental consultant. The costs, expenses and fees of any such consultant shall be shared equally between Buyer and Seller.

          (f) Buyer shall have the right to adjourn the Closing Date in order to accommodate the time frames herein.

          (g) If the total aggregate Environmental Costs determined pursuant to
Section 7.17(e) are $50,000 or less, Seller shall remediate, correct or otherwise address to Buyer's satisfaction (such as through the establishment of an escrow fund) all of the corresponding Environmental Conditions identified in Buyer's notice pursuant to Section 7.17(e) prior to the Closing Date. Notwithstanding the foregoing, Seller shall have no obligation under this
Section 7.17(g) to spend in excess of $50,000 to remediate, correct or otherwise address any Environmental Conditions.

                                   ARTICLE 8
                                   ---------

                                   CONDITIONS
                                   ----------

     8.1  Buyer's Conditions.  The obligations of Buyer to consummate the
          ------------------
transactions contemplated by this Agreement are subject to the fulfillment on or before the Closing Date of the following conditions, any of which may be waived in writing by Buyer:

          (a) All Required Consents designated as material on Schedules 5.3(a) and 5.3(b) shall have been obtained.

          (b) Seller shall have delivered all necessary instruments of transfer, in form and substance reasonably satisfactory to Buyer, including, without limitation, the Bill of Sale annexed hereto as Exhibit 2.3-A and the Assignment and Assumption Agreement annexed hereto as Exhibit 2.3-B.

          (c) All of the representations and warranties of Seller contained in this Agreement or in any written statement, deed, exhibit, certificate, schedule or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby (including, without limitation, the financial statements referred to herein and the Schedules annexed hereto) shall be true and correct in all material respects both on this date and, additionally, on and as of the Closing Date, as if then made, except to the extent waived hereunder. Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Seller shall have tendered to Buyer a certificate executed by a Vice President of the General Partner dated the Closing Date, representing and certifying that the foregoing conditions have been fulfilled.

          (d) All documents required to be delivered by Seller hereunder, including without limitation all conveyance documents and instruments delivered by Seller, in connection with the transactions contemplated hereby shall be in form and substance reasonably acceptable to Buyer's counsel, Leavy Rosensweig & Hyman, 11 East 44th Street, New York, New York 10017.

          (e) Seller shall have tendered to Buyer the opinion of Elizabeth M. Steele, counsel to Seller and General Counsel for Jones, dated the Closing Date, in the form of Exhibit 8.1(e)-A hereto and the opinion of Cole Raywid & Braverman, FCC counsel for Seller, dated the Closing Date, in the form of
Exhibit 8.1(e)-B hereto.

          (f) Seller shall have tendered all such additional instruments and other documents as shall be reasonably necessary to consummate the transactions contemplated by this Agreement.

          (g) No action or proceeding shall be pending or, to the knowledge of Seller or Buyer, threatened, against Seller before any court, governmental or arbitration body seeking to restrain or prohibit or seeking damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby; and there shall be no Legal Proceedings (as defined in Section 5.8 hereof), other than as described on Schedule 5.8, pending or threatened which, either individually or in the aggregate, could materially adversely affect the business, operations or financial condition of the System.

          (h) Seller and Jones shall have executed and delivered to Buyer an agreement not to compete with Buyer, in the form of Exhibit 8.1(h) hereto.

          (i) Seller shall have tendered to Buyer duly executed satisfactions of any and all liens, pledges, mortgages, security interests, or other encumbrances and (but not in limitation) termination statements of any financing statements with respect to the Purchased Assets.

          (j) Between the date of this Agreement and the Closing Date, there shall have been (i) no material adverse change in the System or their financial condition, taken as a whole, other than (A) changes arising out of matters of a general economic nature, (B) matters affecting the cable television industry generally (including, without limitation, competition arising from direct broadcast satellite MMDS or SMATV systems and legislation, rulemaking or regulation), or (C) the granting of a franchise to GTE by one or more of the Franchising Authorities; and (ii) no material loss, damage, impairment, confiscation or condemnation of any of the Purchased Assets that has not been repaired or replaced to Buyer's reasonable satisfaction.

          (k) All waiting periods under the HSR Act applicable to this Agreement or the transaction contemplated hereby shall have expired or been terminated.

          (l) The downward adjustments to the Purchase Price made pursuant to
Section 3.3(a) of this Agreement, if any, shall not be greater than $1,800,000.

          (m) Buyer shall have received the Phase I report and any Phase II report prepared pursuant to Sections 7.17(b) and (c).

          (n) All Environmental Conditions identified in Buyer's notice pursuant to Section 7.17(e) shall have been remediated, corrected or otherwise addressed to Buyer's satisfaction (such as through the establishment of an escrow fund) prior to the Closing Date. If Buyer shall waive the foregoing condition and Closing shall occur, Seller shall spend, or pay to Buyer, a total of $50,000 toward the Environmental Costs prior to or at the Closing, and Buyer may pursue all of its rights against Seller, including under Sections 9.2(b) and (c) of this Agreement, with respect to the costs, expenses and liabilities associated with the balance of such Environmental Costs. No additional Assumed Liabilities of Buyer shall be deemed or construed to have been created by any waiver of the condition in this subsection (n), nor shall any such waiver alter any rights or obligations of the parties provided for elsewhere in this Agreement or otherwise.

     8.2  Seller's Conditions.  The obligations of Seller to consummate the
          -------------------
transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing Date of the following conditions, any of which may be waived in writing by Seller:

          (a) All of the representations and warranties of Buyer contained in this Agreement or in any written statement, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects both on this date and on the Closing Date as if then made except as and to the extent waived hereunder. Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date, and Buyer shall have tendered to Seller a certificate executed by a duly authorized officer of Buyer, dated the Closing Date, representing and certifying to the fulfillment of the foregoing conditions.

          (b) Buyer shall have delivered to Seller the opinion of Leavy Rosensweig & Hyman, Esqs., counsel for Buyer, dated the Closing Date, in the form of Exhibit 8.2(b) hereto.

          (c) Buyer shall have delivered to Seller the Purchase Price (as adjusted) and shall have executed and delivered all closing documents required hereunder.

          (d) All documents of Buyer in connection with the transaction contemplated hereby shall be in form and substance reasonably acceptable to counsel for Seller.

          (e) No action or proceeding shall be pending or, to the knowledge of Seller or Buyer, threatened, against Buyer before any court, governmental or arbitration body seeking to restrain or prohibit or seeking damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          (f) All waiting periods under the HSR Act applicable to this Agreement or the transaction contemplated hereby shall have expired or been terminated.

          (g) The downward adjustment to the Purchase Price made pursuant to
Section 3.3(a) of this Agreement, if any, shall not be greater than $1,800,000.

          (h) Seller shall have obtained the approval of the transactions contemplated hereby from the holders of a majority of the limited partnership interests in Seller; provided, however, that the non-fulfillment of this closing condition shall not diminish Buyer's rights under Section 10.2(c) hereof.

                                   ARTICLE 9
                                   ---------

                                INDEMNIFICATION
                                ---------------

     9.1  Survival of Representations, Warranties and Covenants.  Subject
          -----------------------------------------------------
only to the limitations set forth in the next sentence, all representations, warranties, covenants and agreements contained in this Agreement and in any document delivered in connection herewith shall be deemed continuing representations, warranties, covenants and agreements. All representations and warranties shall survive the Closing Date for a period ending on the date which is one year after the Closing Date, except for representations and warranties set forth in Sections 5.1 (Organization and Qualification of Seller) and 5.2 (Authorization of Seller), which shall survive indefinitely, and the representations and warranties set forth in Sections 5.6 (Tax Matters), 5.9 (Employee Benefit Matters), 5.14 (Compliance with Legal Requirements), and 5.24 (Environmental Matters), which shall survive for the period of the applicable statutes of limitations. If Closing occurs, neither party shall have liability to the other (for indemnification or otherwise) with respect to any representation or warranty unless, on or prior to the end of the applicable survival period, such party is given notice of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known to the claiming party.

     9.2  Seller's Indemnity.  Notwithstanding the Closing, and regardless
          ------------------
of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, Seller shall indemnify and hold Buyer, its affiliates, officers, directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be, harmless from and against any claims, losses, liabilities, damages, Liens, penalties, costs, and expenses, including but not limited to interest which may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought (collectively, "Losses"), arising out of or resulting from:

          (a) all actual or purported liabilities and obligations of Seller, and all claims and demands made in respect thereof whether or not known or asserted at or prior to the Closing (except the Assumed Liabilities), relating to the System including, without limitation, the Excluded Liabilities;

          (b) the operation of the System prior to the Closing Date;

          (c) any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement or any document delivered in connection herewith; and

          (d) any potential copyright liability arising from the performance, exhibition or carriage of any music on the System prior to the Closing Date, which indemnity shall survive for the applicable statute of limitations and shall not be subject to the limitation set forth in Section 9.5; and

          (e) any order by any Franchising Authority, state or other regulatory authority or the FCC, to refund or rebate any charges for services rendered to subscribers prior to the Closing Date or any other amounts charged to subscribers (including, without limitation, late fees) by the System prior to the Closing Date, which indemnity shall survive for the applicable statute of limitations and shall not be subject to the limitations set forth in Section 9.5.

     If, by reason of the claim of any third party relating to any of the matters subject to such indemnification, a Lien, attachment, garnishment, or execution is placed or made upon any of the properties or assets owned or leased by Buyer or any other indemnitee under this Section, in addition to any indemnity obligation of Seller under this Section, Seller shall furnish a bond sufficient to obtain the prompt release thereof within five days from receipt of notice relating thereto.

     9.3  Buyer's Indemnity.  Notwithstanding the Closing, and regardless of
          -----------------
any investigation made at any time by or on behalf of Seller or any information Seller may have, Buyer shall indemnify and hold Seller, its affiliates, officers, directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be, from and against any Losses arising out of or resulting from:

          (a)  the Assumed Liabilities; and

          (b) any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Buyer under this Agreement or any Transaction Document.

     9.4  Procedure for Indemnified Third Party Claim.  Promptly after
          -------------------------------------------
receipt by a party entitled to indemnification under this Agreement (the "Indemnitee") of written notice of the assertion of any claim or the commencement of any litigation or other legal proceeding ("Litigation") with respect to any matter referred to in Sections 9.2 and 9.3, the Indemnitee shall give written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnitor") and thereafter shall keep the Indemnitor reasonably informed with respect thereto. Failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder unless the Indemnitee's failure to give the Indemnitor timely notice materially limits or prejudices the Indemnitor's ability to defend, in which case such failure of the Indemnitee to give the Indemnitor notice shall relieve the Indemnitor of its indemnification obligations. In case any Litigation shall be brought against any Indemnitee, the Indemnitor shall be entitled to participate in such Litigation, such Litigation may not be settled by the Indemnitee without the consent of the Indemnitor, and, at the request of the Indemnitee, the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Indemnitor and the Indemnitee, at the Indemnitor's sole expense. If the Indemnitor and the Indemnitee cannot agree on the choice of a single counsel, both the Indemnitor and the Indemnitee shall have separate counsel at the Indemnitor's sole expense. If the Indemnitor shall assume the defense of any Litigation, it shall not settle the Litigation unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such Litigation.

     9.5  Limitation on Indemnification.  Notwithstanding anything else
          -----------------------------
contained in this Section 9, Buyer shall not make a claim for indemnification hereunder until the date on which Buyer's indemnification claims equal or exceed $25,000 (the "Initial Indemnification Claim Date"). On and after the Initial Indemnification Claim Date, Buyer may make a claim for indemnification with respect to all claims then outstanding or thereafter arising.

     9.6  Determination of Indemnification Amounts and Related Matters.
          ------------------------------------------------------------

          (a) Amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under this Section 9 shall be payable by the Indemnitor as incurred by the Indemnitee.

          (b) In calculating amounts payable to an Indemnitee under this Agreement, the amount of the indemnified Losses shall be "grossed-up" by the amount of any increase in the Indemnitee's liability for Taxes resulting from indemnification by the Indemnitor under this Agreement.

                                  ARTICLE 10
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     10.1  Termination.  This Agreement may be terminated and the
           -----------
transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

           (a) by mutual written consent of Seller and Buyer;

           (b) at any time, by either Buyer or Seller if the other is in material breach or default of its respective covenants, agreements, or other obligations in this Agreement, or if any of the other's representations in this Agreement are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate, except that the party in breach or default shall be given notice by the other party and an opportunity to begin and a reasonable period of time to diligently pursue a cure before the other party shall terminate this Agreement;

           (c) by either Buyer or Seller, upon written notice to the other, if any of the conditions to its obligations set forth in Sections 8.1 and 8.2, respectively, shall not have been satisfied on or before the Outside Closing Date (other than the condition to Seller's obligations set forth in Section 8.2(h), as provided in Section 10.2(c) hereof) for any reason other than a material breach or default by such party of its respective covenants, agreements, or other obligations hereunder, or any of its representations herein not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate in all material respects; or

           (d) Without limitation, if on or prior to the Closing Date the Purchased Assets shall suffer material loss or damage by fire or other casualty, Buyer shall have the right, at its election, to terminate this Agreement without further liability on its part, or to waive such right to terminate (but with Buyer to receive all insurance proceeds paid or payable in connection therewith) and to close under this Agreement.

     10.2  Effect of Termination.
           ---------------------
           (a) If the transactions contemplated by this Agreement are terminated and abandoned as provided herein: (i) each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives, partners or shareholders) shall be liable to any other party for any costs, expenses or damages except as expressly specified herein; (ii) each party shall redeliver all documents, work papers and other materials of the other party relating to the transaction contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and (iii) neither party hereto shall have any liability or further obligation to the other party to this Agreement except (A) as stated in paragraph (ii) of this subsection, and (B) to the extent applicable, as set forth in Section 10.2(b) or 10.2(c) below.

           (b) If both (i) this Agreement is terminated by one party pursuant to subsection (b) of Section 10.1, and (ii) the other party shall be in breach in a material respect of any of its representations and warranties made herein or its covenants or agreements made herein, then the terminating party shall have as its sole and exclusive remedy the right to seek monetary damages from the other party.

           (c) Any termination of this Agreement by Seller due to the failure to satisfy the closing condition set forth in Section 8.2(h), which failure results, directly or indirectly, from the modification or withdrawal by the General Partner of its recommendation to the limited partners of Seller that the limited partners approve the transaction contemplated by this Agreement (regardless of whether the General Partner modified or withdrew such recommendation in compliance with the provisions of Sections 7.11 or 7.13 hereof), shall be a breach of Seller's obligations hereunder and, in such event, Buyer shall have all rights and remedies available to it under applicable law for breach of this Agreement including, without limitation, reasonable attorneys' fees. Further, but without limiting the remedies available to Buyer as described in the preceding sentence, in such event Seller shall reimburse Buyer, by bank check or wire transfer of immediately available funds, for an amount equal to the sum of Buyer's reasonable out-of-pocket expenses relating to the transaction contemplated hereby, including all fees and disbursements of counsel, accountants and outside consultants.

     10.3  Notices.  All notices given hereunder shall be in writing and
           -------
shall be effective if personally delivered or if sent by overnight mail or telecopier (during business hours) followed by overnight mail, postage prepaid, addressed to the appropriate party at the following addresses:

           (a)  If to Buyer to:

                Century Communications Corp.
                50 Locust Avenue
                New Canaan, Connecticut 06840
                Attention: Office of the President
                Telecopier No.: (203) 966-9228

                with a copy to:

                David Z. Rosensweig, Esq.
                Leavy Rosensweig & Hyman
                11 East 44th Street
                New York, New York  10017
                Telecopier No.: (2l2) 983-2537

           (b)  If to Seller to:

                c/o Jones Spacelink Cable Corporation
                9697 East Mineral Avenue
                Englewood, CO 80112
                Attention: President
                Telecopier No.: (303) 790-0533

                with a copy to:

                Legal Department
                Jones Intercable, Inc.
                9697 East Mineral Avenue
                Englewood, CO 80112
                Telecopier No.: (303) 799-1644

           (c) Any party hereto may change the address to which any notice hereunder is to be sent to him by giving notice of such change of address as provided in this Article.

     10.4  Expenses.  Except as otherwise set forth herein, Buyer and Seller
           --------
each shall pay their respective expenses and costs incurred or to be incurred by them in negotiating and preparing this Agreement and in closing and carrying out the transaction contemplated by this Agreement, including, without limitation, all of their attorneys' fees.

     10.5  Assignability.  This Agreement shall be personal to Seller and Buyer
           -------------
and may not be assigned by either party without the written consent of the other, except that Buyer may assign this Agreement and delegate its obligations herein to a wholly-owned subsidiary or an entity in which it has a fifty (50%) percent equity interest (all referred to as a "Permitted Assignee") or to a joint venture in which Buyer or a Permitted Assignee is a joint venturer or to an entity acquiring all or substantially all of its assets or with or into which it shall merge or consolidate. Except as otherwise expressly provided, the provisions of this Agreement and any instruments related thereto shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. No assignments of any rights as permitted hereunder shall relieve the assignor of responsibility for any of its obligations hereunder.

     10.6  Pronouns, Plurals.  All pronouns and any variations thereof shall be
           -----------------
deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person, firm, or corporation may require. Plurals shall include the singular.

     10.7  Entire Agreement. This Agreement constitutes the entire agreement
           ----------------
between the parties hereto with respect to the subject matter hereof; it supersedes all written agreements and negotiations and oral understandings, if any; and it may not be amended, supplemented, waived, discharged or terminated, except by performance or by an instrument in writing signed by all of the parties hereto.

     10.8   Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9   Captions.  The captions contained in this Agreement are for
            --------
convenience of reference only and are not part of this Agreement.

     10.10  Construction. No provision of this Agreement shall be interpreted
            ------------
against any party because such party or such party's representative drafted such provision.

     10.11  Reliance Upon Representation and Warranties.  The delivery of
            -------------------------------------------
documents, books and records by Seller to Buyer pursuant hereto or Schedules annexed hereto or otherwise shall in no way diminish the effect of Buyer's reliance upon the representations and warranties made by Seller herein in respect of Seller and the System. Seller hereby acknowledges and agrees that Buyer is relying solely on such representations and warranties in purchasing the assets of Seller pursuant hereto notwithstanding investigations or attempts to verify the accuracy of such representations and warranties made by Buyer.

     10.12  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of Delaware.

     10.13  Waiver.  Either Buyer or Seller may waive any provision, breach
            ------
or default of this Agreement, provided, however, no waiver of any provision, breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any other provision or any subsequent breach or default of the same or similar nature.

     10.14  Consent to Jurisdiction.  In any case or controversy arising between
            -----------------------
Seller and Buyer, either directly or indirectly, under or in connection with
Section 10.2(c) of this Agreement, each of

Seller and Buyer hereby expressly agrees and consents to the exclusive jurisdiction of the federal and state courts located in the County of New York.

     10.15  Obligations of Jones.  Jones shall be liable as a primary obligor
            --------------------
(and not merely as a guarantor) for all obligations of Seller under this Agreement and each certificate, agreement or other document delivered by Seller pursuant to this Agreement. With respect to any right that Buyer may have to take any action or commence any proceeding against Seller under this Agreement or any certificate, agreement or other document delivered by Seller pursuant to this Agreement, Buyer may, at its sole option, in addition to or in lieu of such action or proceeding against Seller, take such action or commence such proceeding directly against Jones, and Seller shall not be a necessary party in connection with any such action or proceeding.

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                                       57

   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.


                                      JONES GROWTH PARTNERS II L.P.

                                      By: Jones Spacelink Cable Corporation, its
                                      General Partner


                                      By: /s/ James B. O'Brien
                                          --------------------------------------
                                          Name:  James B. O'Brien
                                          Title: President




                                      CENTURY COMMUNICATIONS CORP.


                                      By: /s/ Scott N. Schneider
                                          --------------------------------------
                                          Name:  Scott N. Schneider
                                          Title: Senior Vice President
                                                 & Treasurer


                                      JONES INTERCABLE, INC.


                                      By: /s/ James B. O'Brien
                                          --------------------------------------
                                          Name:  James B. O'Brien
                                          Title: President

                                       58